Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 10, 2021, with respect to the financial statements of NeuroSense Therapeutics Ltd., incorporated herein by reference.

/s/ Somekh Chaikin

Member Firm of KPMG International

February 2, 2022

Tel Aviv, Israel